UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                            __________________

                                 FORM 8-K
                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                               June 1, 2009

                            __________________

                         WERNER ENTERPRISES, INC.
          (Exact name of registrant as specified in its charter)


     NEBRASKA                       0-14690                      47-0648386
(State or other jurisdiction of  (Commission File             (IRS Employer
incorporation)                        Number)           Identification No.)


14507 FRONTIER ROAD
POST OFFICE BOX 45308
OMAHA, NEBRASKA                                                       68145
(Address of principal                                            (Zip Code)
executive offices)

    Registrant's telephone number, including area code:  (402) 895-6640


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On June 1, 2009, Werner Enterprises, Inc. (the "Company") entered into a credit agreement for a new $50 million three-year credit facility (the "Credit Facility") with the Branch Banking & Trust Company ("BB&T"). The Credit Facility was entered into by and among the Company, as borrower, and BB&T, as lender.

The Credit Facility replaces the Company's prior $50 million credit facility with Harris N.A., as lender, that expired on May 31, 2009 (the "Prior Credit Facility"). As of the date of termination, the Company had no obligations or outstanding borrowings and was in compliance with all applicable financial covenants under the Prior Credit Facility. (Pursuant to General Instruction B.3 to Form 8-K, the information regarding the Prior Credit Facility contained in Note 2 of the Notes to Consolidated Financial Statements (Unaudited) included in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2009 (the "Form 10-Q") and disclosed under Item 2.03 of the Company's Current Report on Form 8-K dated August 6, 2007 is incorporated by reference herein.)

The Credit Facility is an unsecured revolving credit facility of $50 million and expires on May 31, 2012. The proceeds of the Credit Facility are available and may be used for the Company's general corporate purposes, working capital and other similar business, operational and financial reasons. The Credit Facility permits the Company to borrow funds of up to $50 million in the aggregate, and availability of such funds under the Credit Facility is conditional upon various customary terms and covenants. A violation of such terms and covenants could result in a default under the Credit Facility. In the event of default, BB&T will not be obligated to make loans to the Company and consequently could restrict the Company's ability to draw funds under the Credit Facility. An event of default could also require the Company's immediate repayment of any then-outstanding debt (including any accrued interest) existing under the Credit Facility.

Any amounts drawn under the Credit Facility will bear interest at a variable rate based on the daily London Interbank Offered Rate ("LIBOR") plus a margin ranging from 1.25% to 2.0%, subject to a minimum 3.25% all-in interest rate. The interest rate margin is subject to increase, to a maximum 2.0%, based on the proportion of the total outstanding amount drawn compared to the total $50 million commitment. Such borrowed amounts and interest would be due and payable in full on May 31, 2012. The Credit
Facility (including the related commitment letter) also requires the Company to pay to BB&T (i) a nonrefundable unused commitment fee of 0.125% per annum on the undrawn portion of the commitment available for borrowing and (ii) a one-time upfront commitment fee of 0.25% ($125,000) upon the execution and closing of the Credit Facility. No borrowings have been made under the Credit Facility to date.

The  foregoing  (including  the agreements described  herein)  may  contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.


                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WERNER ENTERPRISES, INC.

Date:      June 1, 2009                 By:  /s/ John J. Steele
         -------------------                 ------------------------------
                                             John J. Steele
                                             Executive Vice President,
                                              Treasurer and Chief
                                              Financial Officer


Date:      June 1, 2009                 By:  /s/ James L. Johnson
         -------------------                 ------------------------------
                                             James L. Johnson
                                             Senior Vice President,
                                              Controller and Corporate
                                              Secretary